Exhibit 99.1

PGI ENERGY FUND I SERIES 2010, INC

(ISSUER)

55,700,000 Shares

INITIAL PUBLIC OFFERING

Offering Price .25 per Share

We are pleased to announce on October 29, 2010 the closing of our IPO of 55,700,000 shares of Common Stock @ offering price of $.25 per share raising $13,925,000 through our underwriter Heffernan Capital Management, Bangkok, Thailand. PGI ENERGY FUND I SERIES 2010, a Texas Corporation. PGI Energy Fund I SERIES 2010 is an energy holding company focused on acquiring proven producing oil & gas assets and mid-stream income producing assets. The Company has made application to be listed on the OTCBB and ticker symbol request to FINRA in order to have its stock quoted through Montecito Advisors, New York. This announcement appears as a matter of record and is not a solicitation or offer to purchase securities. The offering is made by prospectus only. Copies of the Prospectus may be obtained in any State in which this announcement is circulated where the undersigned may legally offer these securities in such State. Copies of the prospectus may be obtained from the undersigned.

GREALISH & MCZEAL

A Registered Limited Liability Partnership

ATTORNEYS AND COUNSELORS AT LAW

1200 Rothwell

Houston, Texas 77002

Telephone (713) 236-0639

Facsimile (713) 223-3331

For Info Contact Marcellous McZeal

International Clients Contact

Ebeling Heffernan

www.ebeling-heffernan.com

3 Raffles Place

#07-01 Bharat Building

Singapore 048617

Tel: +65 6329 6408                    +65 6329 6408

Fax: +65 6329 9699